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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.: 333-08181, 333-61011, 333-87041, and 333-58742)
of Maxtor Corporation of our report dated January 29, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
San Jose, California
March 28, 2003